EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the Registration Statement (File Nos. 2-54607 and 811-2594) (the “Registration Statement”) of MFS Series Trust IV (the “Trust”), of my opinion dated December 27, 2012, appearing in Post-Effective Amendment No. 57 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 27, 2012.

THOMAS H. CONNORS
Thomas H. Connors
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

December 23, 2013